AGREEMENT AND

                                 PLAN OF MERGER



                                       by

                                       and

                                      among


                                   HUBCO, INC.

                                       and

                               HUDSON UNITED BANK

                                       and

                          HOMETOWN BANCORPORATION, INC.

                                       and

                               THE BANK OF DARIEN










                              Dated: April 28, 1996


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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I - THE MERGER.......................................................1
         1.1      The Merger.................................................1
         1.2      Effect of the Merger.......................................1
         1.3      Certificate of Incorporation...............................2
         1.4      By-laws....................................................2
         1.5      Directors and Officers.....................................2
         1.6      Effective Time and Closing.................................2
         1.7      The Bank Merger............................................3

ARTICLE II - CONVERSION OF HBI SHARES........................................3
         2.1      Conversion of HBI Common Stock.............................3
         2.2      Conversion Procedures......................................4
         2.3      Stock Transfer Books.......................................5
         2.4      HBI Stock Options..........................................6
         2.5      Dissenting Shares..........................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HBI..........................6
         3.1      Corporate Organization.....................................6
         3.2      Capitalization.............................................7
         3.3      Authority; No Violation....................................8
         3.4      Financial Statements.......................................9
         3.5      Broker's and Other Fees...................................10
         3.6      Absence of Certain Changes or Events......................10
         3.7      Legal Proceedings.........................................10
         3.8      Taxes and Tax Returns.....................................11
         3.9      Employee Benefit Plans....................................12
         3.10     Reports...................................................14
         3.11     HBI and Darien Information................................15
         3.12     Compliance with Applicable Law............................15
         3.13     Certain Contracts.........................................16
         3.14     Properties and Insurance..................................16
         3.15     Minute Books..............................................17
         3.16     Environmental Matters.....................................17
         3.17     Reserves..................................................18
         3.18     No Parachute Payments.....................................19
         3.19     Agreements with Bank Regulators...........................19
         3.20     Disclosure................................................19

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO........................19
         4.1      Corporate Organization....................................20
         4.2      Capitalization............................................20
         4.3      Authority; No Violation...................................21
         4.4      Financial Statements......................................22
         4.5      Broker's and Other Fees...................................23
         4.6      HUBCO and Bank Information................................23
         4.7      Disclosures...............................................23

ARTICLE V - COVENANTS OF THE PARTIES........................................24
         5.1      Conduct of the Business of HBI............................24
         5.2      Negative Covenants........................................24

         5.3      No Solicitation...........................................25
         5.4      Current Information.......................................26
         5.5      Access to Properties and Records; Confidentiality.........26
         5.6      Regulatory Matters........................................27
         5.7      Approval of Stockholders..................................29
         5.8      Further Assurances........................................29
         5.9      Public Announcements......................................30
         5.10     Failure to Fulfill Conditions.............................30
         5.11     Employee Matters..........................................31
         5.12     Disclosure Supplements....................................31
         5.13     Transaction Expenses of HBI and HUBCO.....................31
         5.14     Indemnification.  ........................................32
         5.15     Bank Merger...............................................34
         5.16     Rights Plan...............................................34

ARTICLE VI - CLOSING CONDITIONS.............................................34
         6.1      Conditions to Each Party's Obligations Under this
                  Agreement.................................................34
         6.2      Conditions to the Obligations of HUBCO Under this
                  Agreement.................................................35
         6.3      Conditions to the Obligations of HBI Under this
                  Agreement.................................................37

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.............................37
         7.1      Termination...............................................38
         7.2      Effect of Termination.....................................39
         7.3      Amendment.................................................39
         7.4      Extension; Waiver.........................................39

ARTICLE VIII - MISCELLANEOUS................................................39
         8.1      Expenses..................................................39
         8.2      Survival..................................................40
         8.3      Notices...................................................40
         8.4      Parties in Interest; Assignability........................40
         8.5      Entire Agreement..........................................40
         8.6      Counterparts..............................................41
         8.7      Governing Law.............................................41
         8.8      Descriptive Headings......................................41
         8.9      Knowledge.................................................41

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated April 28, 1996 (this "Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey chartered commercial banking corporation, wholly-owned by HUBCO, Hometown Bancorporation, Inc., a Delaware corporation ("HBI") and registered bank holding company, and The Bank of Darien, a Connecticut chartered bank, wholly owned by HBI ("Darien").

                  WHEREAS, the respective Boards of Directors of HUBCO and HBI have each determined that it is in the best interests of HUBCO and HBI and their respective stockholders for HUBCO to acquire HBI by (i) merging HBI with and into HUBCO with HUBCO surviving and HBI shareholders receiving the consideration hereinafter set forth, and (ii) in HUBCO's discretion, simultaneously with the merger of HBI into HUBCO, by merging Darien with and into the Bank with the Bank surviving; and

                  WHEREAS, the Boards of Directors of HBI, HUBCO, the Bank and Darien have duly adopted and approved this Agreement and the Board of Directors of HBI has directed that it be submitted to HBI's shareholders for approval; and

                  WHEREAS, simultaneously with the execution of this Agreement, HBI is issuing an option to HUBCO to purchase 435,000 shares of the authorized and unissued HBI Common Stock (as hereinafter defined) at an option price of $13.75 per share, subject to adjustment and subject to the terms and conditions set forth in the Option Agreement;

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), HBI shall be merged with and into HUBCO (the "Merger") in accordance the Delaware General Corporation Law (the "DGCL") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and HBI and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and HBI shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and HBI and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such


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property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and HBI in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or HBI is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or HBI if the Merger had not occurred.

                  1.3 CERTIFICATE OF INCORPORATION. As of the Effective Time, the certificate of incorporation of HUBCO as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not be amended by this Agreement or the Merger but thereafter may be amended as provided by law.

                  1.4 BY-LAWS. As of the Effective Time, the By-laws of HUBCO shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5 DIRECTORS AND OFFICERS. As of the Effective Time, the directors and officers of HUBCO shall become the directors and officers of the Surviving Corporation.

                  1.6 EFFECTIVE TIME AND CLOSING. The Merger shall become effective (and be consummated) upon the later of the filing of certificates of merger, in form and substance satisfactory to HUBCO and HBI, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"). The term "Effective Time" shall mean the close of business on the first day when the certificates of merger in both New Jersey and Delaware have been so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a date mutually agreeable and as soon as practicable following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as HUBCO and HBI may mutually agree upon. Immediately following the Closing, the New Jersey

Certificate of Merger shall be filed with the New Jersey Secretary of State and the Delaware Certificate of Merger shall be filed with the Delaware Secretary of State.

                  1.7 THE BANK MERGER. At HUBCO's option, at the Effective Time, and simultaneously with the Merger, Darien shall be merged with and into the Bank (the "Bank Merger") in accordance with the provisions of Section 36a-125 of the Banking Law of Connecticut. In the Bank Merger the Bank shall be the surviving bank (the "Surviving Bank"), except that Darien may be operated as "Hudson United Bank, Darien Division." Upon the consummation of the Bank Merger, if any, the separate existence of Darien shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Darien and the Bank, and all of the property, rights, privileges, powers and franchises of each of Darien and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Darien and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, if any, the certificate of incorporation and by-laws of the Bank shall become the certificate of incorporation and by-laws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank. At HUBCO's option, following the execution of this Agreement, Darien and the Bank shall execute and deliver a merger agreement, both in form and substance reasonably satisfactory to the parties hereto, for delivery to the Commissioner of Banking of the State of New Jersey, the Connecticut Commissioner of Banking (the "Connecticut Commissioner"), and the Federal Deposit Insurance Corporation (the "FDIC") for approval of the Bank Merger. At HUBCO's option, instead of merging Darien into the Bank, HUBCO may merge Darien into any other banking subsidiary of HUBCO as if such subsidiary was the Bank.


                      ARTICLE II - CONVERSION OF HBI SHARES

                  2.1 CONVERSION OF HBI COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                             (a)  Cancelled Shares.  Each share of common stock,
par value $1.00 per share, of HBI ("HBI Common Stock"), which is held by HBI as a treasury share, and any shares of HBI Common Stock owned by Darien or any other direct or indirect subsidiary of HBI (except as trustee or in a fiduciary capacity, or as nominee), shall be cancelled and retired, and no payment shall be made with respect thereto.

                             (b)  Shares to be Exchanged; Exchange Price.  Each
remaining issued and outstanding share of HBI Common Stock shall be converted into the right to receive $17.75 per share in cash (the "Exchange Price").

                  2.2        CONVERSION PROCEDURES.

                             (a)     Exchange Agent.  As of the Effective Time,
HUBCO shall deposit, or shall cause to be deposited, with a bank or trust company designated by HUBCO, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of HBI Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash sufficient to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(d) hereof, the Exchange Fund shall not be used for any other purpose.

                             (b)  Procedures.  Promptly after the Closing Date,
HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of HBI Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by HUBCO and HBI and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HUBCO may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash which such holder has the right to receive in respect of the shares of HBI Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 (the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of HBI Common Stock which is not registered in the transfer records of HBI, the Merger Consideration may be paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of HBI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration, without interest.

                             (c)     No Further Rights in HBI Common Stock.  All
Merger Consideration paid upon conversion of the shares of HBI Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of HBI Common Stock.

                             (d)   Termination of Exchange Fund.  Any portion of
the Exchange Fund which remains undistributed to the holders of HBI Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of HBI Common Stock who have not theretofore complied with this
Article II shall thereafter look only to HUBCO for the Merger Consideration to which they are entitled.

                             (e)     No Liability.  Neither HUBCO nor the Bank
shall be liable to any holder of shares of HBI Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                             (f)   Withholding Rights.  HUBCO shall be entitled
to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration otherwise payable to any holder of a Certificate the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of which such deduction and withholding was made by HUBCO.

                  2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of HBI shall be closed and there shall be no further registration of transfers of shares of HBI Common Stock thereafter on the records of HBI. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for any reason shall be converted into the Merger Consideration.

                  2.4 HBI STOCK OPTIONS. At the Effective Time, each Stock Option (as such term is defined in Section 3.2) listed on the HBI Disclosure Schedule, whether or not then exercisable, shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive cash in an amount equal to (i) the excess of the Exchange Price, without interest, over the exercise price per share provided in such Stock Option, multiplied by (ii) the number of shares of HBI Common Stock subject to such Stock Option.

                  2.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any holder of HBI Common Stock shall have the right to dissent in the manner provided in Section 262 of the DGCL, and if all necessary requirements of the DGCL are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the DGCL ("Dissenting Shares"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within 60 days of the Effective Time, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.


               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HBI

                  References herein to "HBI Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by HBI to HUBCO. HBI hereby represents and warrants to HUBCO as follows:

                  3.1        CORPORATE ORGANIZATION.

                             (a)     HBI is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware. HBI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries (as defined below), taken as a whole. HBI is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                             (b)     Darien is the only current HBI Subsidiary.
For purposes of this Agreement, the term "HBI Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HBI, directly or indirectly, owns at least a 50% stock or other equity interest or for which HBI, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HBI Subsidiary" shall include any entity which was an HBI Subsidiary at any time during such period. Darien is a state-chartered commercial bank duly organized and validly existing in stock form and in good standing under the laws of the State of Connecticut. All eligible accounts of depositors issued by Darien are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each HBI Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole.

                             (c)     The HBI Disclosure Schedule sets forth true
and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the date hereof, of HBI and Darien.

                  3.2 CAPITALIZATION. The authorized capital stock of HBI consists of ten million shares of HBI Common Stock, par value $1.00 per share, and two million shares of preferred stock, par value $1.00 per share ("HBI Preferred Stock"). As of April 8, 1996, there are 1,706,496 shares of HBI Common Stock issued and outstanding. No shares of HBI Preferred Stock are issued and outstanding. As of April 8, 1996, there are 129,600 shares of HBI Common Stock issuable upon exercise of outstanding stock options. The HBI Disclosure Schedule sets forth (i) all options which may be exercised for issuance of HBI Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised, and (ii) true and complete copies of each plan and each individual agreement pursuant to which any Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All issued and outstanding shares of HBI Common Stock, and all issued and outstanding shares of capital stock of each HBI Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of Darien consists of 1,000,000 shares of common stock, $5.00 par value per share. All of the outstanding shares of capital stock of each HBI Subsidiary are owned by HBI and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Stock Options issued and disclosed herein and the Stock Option granted to HUBCO pursuant to the Stock Option

Agreement dated the date hereof, neither HBI nor Darien has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of HBI or Darien or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3        AUTHORITY; NO VIOLATION.

                             (a)   Subject to the approval of this Agreement and
the transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of HBI, HBI and Darien have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by at least seventy-five percent (75%) of the members of the Boards of Directors of HBI and Darien in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HBI or Darien are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HBI and Darien, and constitutes the valid and binding obligation of each of HBI and Darien, enforceable against HBI and Darien in accordance with its terms.

                             (b)     Neither the execution and delivery of this
Agreement by HBI or Darien, nor the consummation by HBI or Darien of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HBI or Darien with any of the terms or provisions hereof, will (i) violate any provision of HBI's or Darien's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HBI, Darien or any of their respective properties or assets, or (iii) except as set forth in the HBI Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of HBI or Darien under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HBI or Darien is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the Connecticut Commissioner, the Connecticut Department of Environmental Protection (the "DEP"), the Securities and Exchange Commission (the "SEC"), other applicable government authorities, and the stockholders of HBI, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HBI or Darien in connection with
(x) the execution and delivery by HBI and Darien of this Agreement and (y) the consummation by HBI of the Merger, the consummation by Darien of the Bank Merger, if any, and the consummation by HBI and Darien of the other transactions contemplated hereby, except (i) such as are listed in the HBI Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of HBI's knowledge, no fact or condition exists which HBI has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  3.4        FINANCIAL STATEMENTS.

                             (a)  The HBI Disclosure Schedule sets forth copies
of the consolidated balance sheets of HBI as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1993 through 1995, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants with respect to HBI (collectively, the "HBI Financial Statements"). The HBI Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of HBI as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of HBI for the respective periods set forth therein.

                             (b)     The books and records of HBI and Darien are
being maintained in material compliance with applicable legal and accounting requirements.

                             (c)     Except as and to the extent reflected, dis-
closed or reserved against in the HBI Financial Statements (including the notes thereto), as of December 31, 1995, neither HBI nor any HBI Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in HBI's consolidated statement of condition as of December 31, 1995 or the notes thereto. Since December 31, 1995, HBI and Darien have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement.

                  3.5 BROKER'S AND OTHER FEES. Except for Brown Brothers Harriman & Co. ("Brown"), neither HBI or Darien nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Brown is set forth in the HBI Disclosure Schedule. Other than pursuant to the agreement with Brown, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by HBI or Darien.

                  3.6        ABSENCE OF CERTAIN CHANGES OR EVENTS.

                             (a)     Except as disclosed in the HBI Disclosure
Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole, since December 31, 1995, and to the best of HBI's knowledge, no fact or condition exists which HBI believes will cause such a material adverse change in the future.

                             (b)     Except as set forth in the HBI Disclosure
Schedule, neither HBI nor Darien has taken or permitted any of the actions set forth in Section 5.2 hereof between December 31, 1995 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby, HBI has conducted its business only in the ordinary course, consistent with past practice.

                  3.7 LEGAL PROCEEDINGS. Except as disclosed in the HBI Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HBI and the HBI Subsidiaries, neither HBI nor any HBI Subsidiary is a party to any, and there are no pending or, to the best of HBI's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HBI or any HBI Subsidiary which, if decided adversely to HBI or an HBI Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole. Except as disclosed in the HBI Disclosure Schedule, neither HBI nor any HBI Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HBI or such HBI Subsidiary.

                  3.8        TAXES AND TAX RETURNS.

                             (a)     HBI and each HBI Subsidiary has duly filed
(and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. HBI and each HBI Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HBI or such HBI Subsidiary through such date. None of the federal or state income tax returns of HBI or any HBI Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the Connecticut Division of Taxation within the past six years. To the best knowledge of HBI, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HBI or any HBI Subsidiary, nor has HBI or any HBI Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                             (b)     Neither HBI nor any HBI Subsidiary (i) has
requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by HBI or such HBI Subsidiary (nor does HBI have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9        EMPLOYEE BENEFIT PLANS.

                             (a)     Except as set forth on the HBI Disclosure
Schedule, neither HBI nor any HBI Subsidiary maintains or contributes to any "employee pension benefit plan" (the "HBI Pension

Plans") within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "HBI Welfare Plans") within the meaning of Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither HBI nor any HBI Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in
Section 3(37) of ERISA.

                             (b)     HBI has delivered to HUBCO in the HBI Dis-
closure Schedules a complete and accurate copy of each of the following with respect to each of the HBI Pension Plans and HBI Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                             (c)     The present value of all accrued benefits,
both vested and non-vested, under each of the HBI Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such HBI Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of HBI's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                             (d)  During the last six years, the Pension Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against HBI or any HBI Subsidiary which has not been paid in full.

                             (e)  All premiums (and interest charges and penal-
ties for late payment, if applicable) due to the PBGC with respect to each HBI Pension Plan have been paid. All contributions required to be made to each HBI Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HBI which have not been paid have been properly recorded on the books of HBI.

                             (f)     Each of the HBI Pension Plans, HBI Welfare
Plans and each other employee benefit plan and arrangement identified on the HBI Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if HBI maintains any HBI Pension Plan, HBI has received or applied for a favorable determination letter from the

IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation, and HBI is not aware of any fact or circumstance which would disqualify any plan.

                             (g)     To the best knowledge of HBI, no non-exempt
prohibited transaction, within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any HBI Welfare Plan or HBI Pension Plan that would result in any material tax or penalty for HBI or any HBI Subsidiary.

                             (h)     No HBI Pension Plan or any trust created
thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any HBI Pension Plan.

                             (i)     No "accumulated funding deficiency," within
the meaning of Section 412 of the Code, has been incurred with respect to any HBI Pension Plan.

                             (j)  There are no material pending, or, to the best
knowledge of HBI, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the HBI Pension Plans or the HBI Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HBI Disclosure Schedule.

                             (k)   No HBI Pension Plan or HBI Welfare Plan pro-
vides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any HBI Pension Plan.

                             (l)  Except with respect to customary health, life
and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the HBI Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

                             (m)  With respect to each HBI Pension Plan and HBI
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of HBI or any HBI Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                             (n)     Except for benefits due pursuant to the
employment agreements included within the HBI Disclosure Schedule and as set forth in the HBI Disclosure Schedule or as agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of HBI or any HBI Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any HBI Pension Plan or HBI Welfare Plan.

                             (o)   Except for the HBI Pension Plans and the HBI
Welfare Plans, and except as set forth on the HBI Disclosure Schedule, HBI has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of HBI or any HBI Subsidiary or any predecessor of any thereof. The HBI Disclosure Schedule sets forth (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                             (p)     Except as set forth in the HBI Disclosure
Schedule, HBI does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The HBI Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of HBI's knowledge, neither HBI nor any HBI Pension Plan or HBI Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  3.10       REPORTS.

                             (a) The HBI Disclosure Schedule lists, and HBI has
previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by HBI since January 1, 1994 pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) communication (other than general advertising materials and press releases) mailed by HBI to its stockholders as a class since January 1, 1994.

                             (b)   Since January 1, 1994, (i) HBI has filed all
reports that it was required to file with the SEC under the 1934 Act, and (ii) HBI and Darien each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, HBI promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The HBI Disclosure Schedule lists the dates and substance of all examinations of HBI or Darien conducted by either the FRB, the FDIC or the Connecticut Commissioner since January 1, 1994 and the dates and substance of any responses thereto submitted by HBI or Darien.

                  3.11 HBI AND DARIEN INFORMATION. The information relating to HBI and Darien, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement (as defined in Section 5.6(a) hereof) to be delivered to stockholders of HBI in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement is mailed to stockholders of HBI, and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12 COMPLIANCE WITH APPLICABLE LAW. HBI and each HBI Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HBI or such HBI Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole), and HBI has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13       CERTAIN CONTRACTS.

                             (a) Except for plans referenced in Section 3.9 and
as disclosed in the HBI Disclosure Schedule, (i) neither HBI nor Darien is a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from HBI or Darien to any officer, employee, director or consultant thereof. The HBI Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which HBI or Darien is a party.

                             (b)     Except as disclosed in the HBI Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither HBI nor any HBI Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which HBI or any HBI Subsidiary is a party or by which any of them is bound limits the freedom of HBI or any HBI Subsidiary to compete in any line of business or with any person, and (iii) neither HBI nor any HBI Subsidiary is a party to any collective bargaining agreement.

                             (c)     Except as disclosed in the HBI Disclosure
Schedule, neither HBI nor any HBI Subsidiary or, to the best knowledge of HBI, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Darien is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole.

                  3.14       PROPERTIES AND INSURANCE.

                             (a)   HBI or an HBI Subsidiary has good and, as to
owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HBI's consolidated balance sheet as of December 31, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condi-tion of HBI and the HBI Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, HBI and Darien as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by HBI and Darien in all material respects as presently occupied, used, possessed and controlled by HBI and Darien.

                             (b)     The business operations and all insurable
properties and assets of HBI and each HBI Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of HBI, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HBI adequate for the business engaged in by HBI and the HBI Subsidiaries. As of the date hereof, neither HBI nor any HBI Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of HBI's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The HBI Disclosure Schedule sets forth in summary form a list of all insurance policies of HBI and the HBI Subsidiaries.

                  3.15 MINUTE BOOKS. The minute books of HBI and Darien contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16       ENVIRONMENTAL MATTERS.

                             (a)     Neither HBI nor any HBI Subsidiary has
received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HBI or such HBI Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole. HBI has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by HBI or any HBI Subsidiary, as OREO or otherwise, or owned or controlled by HBI or any HBI Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries, taken as a whole. None of the Properties is in the State of New Jersey.

                             (b)     HBI has no knowledge that any of the Prop-
erties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HBI and the HBI Subsidiaries taken as a whole.

                             (c)  To the best of HBI's knowledge, HBI, each HBI
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations requiring the permit or registration.

                             (d)   To the knowledge of HBI, there are no under-
ground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by HBI or any HBI Subsidiary.

                             (e)     Except as set forth on the HBI Disclosure
Schedule, HBI has no knowledge that any of the Properties meets the statutory criteria of an "Establishment" as that term is defined pursuant to the Connecticut Transfer of Establishments Act, P.A.
95-183 (the "Connecticut Transfer Act").

                  3.17 RESERVES. As of December 31, 1995, each of the allowance for loan losses and the reserve for OREO properties in the HBI Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the Connecticut Commissioner.

                  3.18 NO PARACHUTE PAYMENTS. No officer, director, employee or agent (or former officer, director, employee or agent) of HBI or any HBI Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from HBI, an HBI Subsidiary, HUBCO or the Bank which if paid or provided would constitute an "excess para-chute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19 AGREEMENTS WITH BANK REGULATORS. Neither HBI nor any HBI Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has HBI been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by HBI prior to the date of this Agreement. Neither HBI nor any HBI Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by HBI prior to the date of this Agreement.

                  3.20 DISCLOSURE. No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to HBI. HUBCO hereby represents and warrants to HBI as follows:

                  4.1        CORPORATE ORGANIZATION.

                             (a)     HUBCO is a corporation duly organized and
validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO or the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the BHCA.

                             (b)     Each of the HUBCO Subsidiaries is listed in
the HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO, directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner. Each HUBCO Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial bank duly organized and validly existing and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by the Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of HUBCO as in effect on the date hereof.

                  4.2 CAPITALIZATION. The authorized capital stock of HUBCO consists solely of 25,000,000 common shares, no par value ("HUBCO Common Stock"), and 4,500,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"), provided that HUBCO intends to submit a proposal at HUBCO's next Annual Meeting of Shareholders to increase HUBCO's authorized capital stock to 50,000,000 shares of HUBCO Common Stock and 10,000,000 shares of HUBCO Authorized Preferred Stock. As of March 31, 1996, there were 14,342,949 shares of HUBCO Common Stock issued and outstanding, excluding 713,534 shares of treasury stock. From time to time hereafter, HUBCO may sell or repurchase shares of HUBCO Common Stock. There are no shares of HUBCO Authorized Preferred Stock outstanding. Except for shares issuable under the Agreement and Plan of Merger, dated February 5, 1996 (the "Satellite Agreement"), between HUBCO and Satellite American Bank and Trust Company ("Satellite"), the HUBCO 1995 Stock Option Plan, and stock options issued to the former Chief Executive Officer of Urban National Bank (the "HUBCO Stock Option Plans"), there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or other-wise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of the HUBCO Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plans and HUBCO's obligations under the Satellite Agreement, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3        AUTHORITY; NO VIOLATION.

                             (a)     Subject to the receipt of all necessary
governmental approvals, HUBCO and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of HUBCO and the Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO or the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and the Bank and constitutes the valid and binding obligation of HUBCO and the Bank, enforceable against HUBCO and the Bank in accordance with its terms.

                             (b)     Neither the execution or delivery of this
Agreement by HUBCO and the Bank, nor the consummation by HUBCO and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO and the Bank with any of the terms or provisions hereof will
(i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of HUBCO or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO or the Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the New Jersey Department of Banking (the "Department"), the FRB, the Secretary of State of New Jersey, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO and the Bank of this Agreement, and (y) the consummation by HUBCO and the Bank of the Merger, the Bank Merger, if any, and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4        FINANCIAL STATEMENTS.

                             (a)     The HUBCO Disclosure Schedule sets forth
copies of the consolidated statements of financial condition of HUBCO as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1993 through 1995, in each case accompanied by the audit report of Arthur Andersen & Co., independent public accountants with respect to HUBCO (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                             (b)     The books and records of HUBCO and the Bank
are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                             (c)     Except as and to the extent reflected, dis-
closed or reserved against in the HUBCO Financial Statements (including the notes thereto), as of December 31, 1995 neither HUBCO nor any of the HUBCO Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of December 31, 1995 or the notes thereto. Except for the proposed acquisition of Satellite, the transactions contemplated by this Agreement, and other proposed acquisitions by HUBCO since December 31, 1995 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since December 31, 1995 except in the ordinary course of business and consistent with past practice.

                  4.5 BROKER'S AND OTHER FEES. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6 HUBCO AND BANK INFORMATION. The information relating to HUBCO and the Bank to be contained in the Proxy Statement (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement, and up to and including the date of the meeting of stockholders of HBI to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.7 SUFFICIENCY OF FUNDS. HUBCO has, and at the Effective Time will have, sufficient funds to consummate the transactions contemplated hereby and to pay the related fees and expenses.

                  4.8 DISCLOSURE. No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1 CONDUCT OF THE BUSINESS OF HBI. During the period from the date of this Agreement to the Effective Time, HBI shall, and shall cause Darien to, conduct their respective businesses only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. HBI also shall use its best efforts to (i) preserve its business organization and that of Darien intact, (ii) keep available to itself and Darien the present services of its employees and those of Darien, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of Darien and others with whom business relationships exist.

                  5.2        NEGATIVE COVENANTS.

                             (a)     HBI agrees that from the date hereof to the
Effective Time, except as otherwise approved by HUBCO in writing or as permitted or required by this Agreement, it will not, nor will it permit Darien to:

                                     (i) change any provision of its Certificate
                  of Incorporation or By-laws or any similar governing documents of HBI or Darien;

                                     (ii) change the number of shares of its
                  authorized or issued capital stock (other than upon exercise of stock options described or the HBI Disclosure Schedule in accordance with the terms thereof and issuance of up to 15 shares of HBI Common Stock per quarter pursuant to existing employee incentive plans) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of HBI or Darien, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                                     (iii) grant any severance or termination
                  pay (other than pursuant to policies or contracts of HBI in effect on the date hereof and disclosed to HUBCO pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except (x) with respect to officer or employee increases in the ordinary course of business, consistent with past practices and policies and in any event not in excess of 6% per year and (y) as noted in the HBI
                  Disclosure Schedule;

                                     (iv) sell or dispose of any substantial
                  amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of HBI or Darien;

                                     (v) make any capital expenditures other
                  than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, and expenditures described in business plans or budgets previously finished to HUBCO;

                                     (vi)    file any applications or make any
                  contract with respect to branching or site location or relocation;

                                     (vii)agree to acquire in any manner whatso-
                  ever (other than to realize upon collateral for a defaulted loan) any business or entity;

                                     (viii) make any material change in its
                  accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                                     (ix) take any action that would result in
                  any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                                     (x) without HUBCO's prior consent, make or
                  commit to make any new loan or other extension of credit in an amount of $500,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $500,000 or more, or increase by $500,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the HBI Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                                     (xi)   agree to do any of the foregoing.

                  5.3 NO SOLICITATION. HBI and Darien shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving HBI or Darien (an "Acquisition Transaction"). Notwithstanding the foregoing, HBI may enter into discussions or negotiations or provide any information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of HBI, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. HBI will promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each of HBI and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, HBI agrees to provide HUBCO, and HUBCO agrees to provide HBI, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after June 30, 1996, HBI will deliver to HUBCO and HUBCO will deliver to HBI their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, HBI will deliver to HUBCO and HUBCO will deliver to HBI their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5        ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

                             (a)     HBI and Darien shall permit HUBCO and its
representatives, and HUBCO and the Bank shall permit HBI and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or HBI and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or HBI and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, HBI acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to HBI except as such information is disclosed to HUBCO's shareholders generally.

                             (b)     All information furnished by the parties
hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, and if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6        REGULATORY MATTERS.

                             (a)  For the purposes of holding the Stockholders
Meeting (as such term is defined in Section 5.7 hereof), the parties hereto shall cooperate in the preparation and filing with the SEC of a proxy statement satisfying all applicable requirements of applicable state and federal laws, including the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement in the form mailed by HBI to the HBI shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

                             (b)  HUBCO shall furnish HBI with such information
concerning HUBCO and its subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to such corporations, to comply with
Section 5.6(a) hereof. HUBCO agrees promptly to advise HBI if at any time prior to the HBI shareholders' meeting referred to in Section 5.7 hereof, any information provided by HUBCO in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide HBI with the information needed to correct such inaccuracy or omission. HUBCO shall furnish HBI with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to HUBCO and its subsidiaries, to comply with
Section 5.6(a) after the mailing thereof to HBI shareholders.

                             (c)  HBI agrees promptly to advise HUBCO if at any
time prior to the HBI Stockholders Meeting any information provided by HBI in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide HUBCO and the HBI shareholders with the information needed to correct such inaccuracy or omission. HBI shall ensure that the Proxy Statement, insofar as it relates to HBI and Darien, complies with Section 5.6(a) from the date of the mailing thereof to HBI shareholders until the Stockholders Meeting.

                             (d)  HUBCO and HBI shall as promptly as practicable
file the Proxy Statement with the SEC, and each of HUBCO and HBI shall promptly notify the other of all communications, oral or written, with the SEC concerning the Proxy Statement.

                             (e)     The parties hereto will cooperate with each
other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the Department and the Connecticut Commissioner. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                             (f) Each of the parties will promptly furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                             (g) HBI acknowledges that HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning HBI may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. HBI agrees to provide HUBCO with any information, certificates, documents or other materials about HBI as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. HBI shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse HBI for reasonable expenses thus incurred by HBI should this transaction be terminated for any reason other than as described in Section 7.1(h). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding HBI unless HBI shall have consented to such filing, which consent shall not be unreasonably delayed or withheld.

                             (h)     Between the date of this Agreement and the
Effective Time, HBI shall cooperate with HUBCO to reasonably conform HBI's policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, Bank Secrecy Act and FDIC matters, to those of HUBCO as HUBCO may reasonably identify to HBI from time to time.

                  5.7 APPROVAL OF STOCKHOLDERS. HBI will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of HBI (the "Stockholders Meeting") for the purpose of securing the approval of stockholders of this Agreement, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders Meeting, recommend to the stockholders of HBI the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  To the extent HUBCO or its counsel deems it necessary, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

                  5.8        FURTHER ASSURANCES.

                             (a)     Subject to the terms and conditions herein
provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                             (b)  HUBCO agrees that from the date hereof to the
Effective Time, except as otherwise approved by HBI in writing or as permitted or required by this Agreement, it will not, nor will it permit the Bank to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied or that would constitute a breach or default of its obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby (except that any delay in the receipt of any regulatory approval required hereby arising from an action taken by HUBCO or the Bank with respect to the possible acquisition of any other banking or financial institutions shall not give rise to a claim by HBI that HUBCO has breached this provision).

                  5.9 PUBLIC ANNOUNCEMENTS. HUBCO and HBI shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and HBI agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

                  5.10 FAILURE TO FULFILL CONDITIONS. In the event that HUBCO or HBI determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to February 28, 1997 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, HBI and HUBCO will promptly inform the other of any facts applicable to HBI or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11       EMPLOYEE MATTERS.

                             (a)     Following consummation of the Merger, HUBCO
shall honor the existing written contracts with officers and employees of HBI and Darien that are included in the HBI Disclosure Schedule.

                             (b)     Following consummation of the Merger, HUBCO
shall make available to all employees and officers of Darien employed by the Bank coverage under the benefit plans generally available to HUBCO's employees and officers (including pension and health and hospitalization) on the terms and conditions available to the Bank's employees and officers, and shall honor the severance policies of HBI and Darien previously disclosed to HUBCO in writing. After the Effective Time, HUBCO may terminate, merge or change existing HBI and Darien benefit plans. Employees of Darien employed by the Bank will receive credit for prior employment by Darien for the sole purpose of determining whether such employees are eligible to participate in or be vested under the Bank's medical, vacation, sick leave, disability, pension, and other employee benefit plans. Credit for prior service will not be given for purposes of benefit accrual under any defined benefit pension plan of HUBCO. No prior existing condition limitation shall be imposed with respect to any medical coverage plan of the Bank.

                  5.12 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                  5.13       TRANSACTION EXPENSES OF HBI AND HUBCO.

                             (a)   For planning purposes, HBI shall, within 15
days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by HBI in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. HBI shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                             (b)     Promptly after the execution of this Agree-
ment, HBI shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. HBI shall accrue and/or pay all of such amounts as soon as possible.

                             (c)  HBI shall advise HUBCO monthly of all out-of-
pocket expenses which HBI has incurred in connection with this transaction.

                             (d)  HUBCO, in reasonable consultation with HBI,
shall make all arrangements with respect to the printing and mailing of the Proxy Statement and, subject to Section 8.1(b) hereof, HUBCO shall pay all expenses related to such printing and mailing. In addition, HUBCO shall pay all expenses and fees related to filing of the Proxy Statement and related documents with the SEC and filings pursuant to state "blue sky" laws and regulations in connection with the Merger, if any.

                  5.14       INDEMNIFICATION.

                             (a) For a period of six years after the Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of HBI or Darien or serves or has served at the request of HBI or Darien in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of HBI or Darien or serves or has served at the request of HBI or Darien in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against HBI or Darien or any of their respective affiliates, or by any former (but not any present) shareholder of HBI (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors or HBI or Darien or of any committee of HBI's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent permitted under any of
(x) applicable law, (y) the Certificate of Incorporation of HBI or Darien, as applicable, or (z) the By-Laws of HBI or Darien, as applicable (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof).

                             (b) From and after the Effective Time, HUBCO shall
assume and honor any obligation of HBI or Darien immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or ByLaws of HBI or Darien as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                             (c) In the event HUBCO or any of its successors or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                             (d)  HUBCO shall cause HBI's and Darien's officers
and directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of HBI's and Darien's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to HBI's and Darien's existing officers' and directors' liability insurance.

                             (e)  Any Indemnitee wishing to claim indemnifica-
tion under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this
Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 BANK MERGER. Notwithstanding that HBI believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, HBI recognizes that HUBCO has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, HBI and HUBCO shall consult and cooperate with each other with respect to (i) conforming, based upon such consultation, HBI's loan, accrual and reserve policies to those policies of HUBCO to the extent appropriate, provided that any required change in HBI's practices in connection with the matters described in this clause (i) need not be effected until the parties receive all necessary governmental approvals and consents to consummate the transactions contemplated hereby, (ii) new extensions of credit or material revisions to existing terms of credits by Darien, in each case where the aggregate exposure exceeds $500,000.00, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of HBI and Darien to the extent appropriate.

                  5.16 RIGHTS PLAN. Prior to the Closing Date, HBI will redeem all rights issued to the shareholders of HBI pursuant to the Common Shares Rights Agreement dated September 20, 1990 in accordance with the terms of such agreement.


                         ARTICLE VI - CLOSING CONDITIONS

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                             (a) Approval of HBI Stockholders.  This Agreement
and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of HBI and, if necessary in the opinion of HUBCO's counsel, the stockholders of HUBCO.

                             (b)  Regulatory Filings.  All necessary regulatory
or governmental approvals and consents (including without limitation any required approval of the FDIC, the Department, the FRB and the Connecticut Commissioner) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of HBI and Darien, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                             (c)  Suits and Proceedings.  No order, judgment or
decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or HBI determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  6.2 CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS AGREEMENT. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                             (a) Representations and Warranties; Performance of
Obligations of HBI and Darien. Except for those representations which are made as of a particular date, the representations and warranties of HBI contained in this Agreement shall be true and correct in all material respects on the date of the Closing ("Closing Date") as though made on and as of the Closing Date. HBI shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HBI Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HBI Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HBI Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                             (b) Opinion of Counsel.  HUBCO shall have received
an opinion of counsel to HBI, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering the matters customarily covered in opinions of counsel in transactions of this type.

                             (c)  Certificates.  HBI shall have furnished HUBCO
with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                             (d)  No Parachute Payments.  No payments under any
severance agreement or any other plan or arrangement with HBI or Darien will constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                             (e)   Legal Fees.  HBI shall have furnished HUBCO
with letters from all attorneys representing HBI and Darien in any matters certifying that all legal fees have been paid in full for services rendered as of the Effective Time.

                             (f)  Merger-Related Expense.  HBI shall have pro-
vided HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger-related expenses of HBI shall be reasonable.

                             (g) Connecticut DEP Compliance.  With respect to
any Properties which are Establishments under the Connecticut
Transfer Act, prior to the Closing HBI shall have delivered to

HUBCO an appropriate Form in form and content acceptable to the DEP and prior to the Closing shall have fully accrued on HBI's books and disclosed to HUBCO the entire anticipated costs associated with any requested or reasonably anticipated clean-up.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF HBI UNDER THIS AGREEMENT. The obligations of HBI under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                             (a) Representations and Warranties; Performance of
Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                             (b)  Opinion of Counsel to HUBCO.  HBI shall have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to HBI, covering the matters customarily covered in opinions of counsel in transactions of this type.

                             (c)  Fairness Opinion.  HBI shall have received an
opinion from Brown, dated no more than three days prior to the date the Proxy Statement is mailed to HBI's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of HBI hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and HUBCO shall not have taken any action (including the announcement of any other proposed acquisition) which causes Brown to withdraw its Fairness Opinion prior to the Closing.

                             (d)  Certificates.  HUBCO shall have furnished HBI
with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as HBI may reasonably request.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of HBI:

                             (a)     by mutual written consent of the parties
hereto;

                             (b)     by HUBCO or HBI (i) if the Effective Time
shall not have occurred on or prior to February 28, 1997 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of HBI is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or (iii) if a vote of the stockholders of HUBCO is required by law or applicable Nasdaq rules, such vote is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                             (c)     by HUBCO or HBI upon written notice to the
other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to HBI if any such application is approved with conditions which materially impair the value of HBI and Darien, taken as a whole, to HUBCO;

                             (d)     by HUBCO if (i) there shall have occurred a
material adverse change in the business, operations, assets, or financial condition of HBI and Darien, taken as a whole, from that disclosed by HBI in HBI's Annual Report on Form 10-K for the year ended December 31, 1995; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HBI hereunder and such breach shall not have been remedied within 30 days after receipt by HBI of notice in writing from HUBCO to HBI specifying the nature of such breach and requesting that it be remedied;

                             (e)  by HBI, if there was a material breach in any
representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from HBI specifying the nature of such breach and requesting that it be remedied;

                             (f)     by HUBCO if the conditions set forth in
Section 6.2 are not satisfied and are not capable of being satis-fied by February 28, 1997;

                             (g)  by HBI if the conditions set forth in Section
6.3 are not satisfied and are not capable of being satisfied by February 28, 1997;

                             (h) by HBI, if HBI's Board of Directors shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws.

                  7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either HUBCO or HBI pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(g), and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3 AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of HBI but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of HBI without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4 EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                          ARTICLE VIII - MISCELLANEOUS

                  8.1        EXPENSES.

                             (a)  Except as otherwise expressly stated herein,
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, HUBCO may bear the expenses of the Bank and HBI may bear the expenses of Darien.

                             (b)  Notwithstanding any provision in this Agree-
ment to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2 SURVIVAL. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.11 and 5.14.

                  8.3 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                             (a)     If to HUBCO, to:

                                     HUBCO, Inc.
                                     1000 MacArthur Blvd.
                                     Mahwah, New Jersey  07430
                                     Attn.: Kenneth T. Neilson, President
                                     and Chief Executive Officer

                                     Copy to:

                                     1000 MacArthur Blvd.
                                     Mahwah, New Jersey 07430
                                     Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                                     And copy to:

                                     Pitney, Hardin, Kipp & Szuch
                                     (Delivery) 200 Campus Drive
                                     Florham Park, New Jersey
                                     (Mail) P.O. Box 1945
                                     Morristown, New Jersey 07962-1945
                                     Attn.:  Michael W. Zelenty, Esq.

                             (b)     If to HBI, to:

                                     Hometown Bancorporation, Inc.
                                     20 West Avenue
                                     Darien, Connecticut  06820-0513
                                     Attn.:  Kevin E. Gage, President
                                     and Chief Executive Officer

                                     Copy to:

                                     Donovan Leisure Newton & Irvine
                                     30 Rockefeller Plaza
                                     New York, New York 10112
                                     Attn.:  Peter G. Smith, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4 PARTIES IN INTEREST; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5 ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agree-ment.

                  8.9 KNOWLEDGE. Representations made herein which are qualified by the phrase to the best of HBI's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Chief Financial Officer and the Chief Lending Officer of HBI and thereafter refer to the best knowledge of any senior officer of HBI or any HBI Subsidiary. Representations made herein which are qualified by the phrase to the best of HUBCO's knowledge or similar phrases refer as of the date hereof to the best of the knowledge of the President and Chief

Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of HUBCO and thereafter refer to the best knowledge of any senior officer of HUBCO or any HUBCO Subsidiary.

                  IN WITNESS WHEREOF, HUBCO, the Bank, HBI and Darien have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                         HUBCO, INC.


By:________________________                     By:___________________________
                  ,                                Kenneth T. Neilson, President
Secretary                                          and Chief Executive Officer


ATTEST:                                         HOMETOWN BANCORPORATION, INC.


By:________________________                     By:___________________________
                  ,                                Kevin E. Gage, President
Secretary                                          and Chief Executive Officer


ATTEST:                                         HUDSON UNITED BANK


By:________________________                     By:___________________________
                  ,                                Kenneth T. Neilson, President
Secretary                                          and Chief Executive Officer


ATTEST:                                         THE BANK OF DARIEN


By:________________________                     By:__________________________
                  ,                                Kevin E. Gage, President
Secretary                                          and Chief Executive Officer

                     CERTIFICATE OF HBI AND DARIEN DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated April 28, 1996 (the "Agreement"), among HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc., and The Bank of Darien. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of HBI and Darien, agrees to vote or cause to be voted all shares of HBI Common Stock which are held by such person, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger.










Dated: April 28, 1996